Exhibit (e)

Auditor’s Consent

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-B (Nos. 333-102076 and 333-10207601) of Kreditanstalt für Wiederaufbau and KfW International Finance Inc. of our report dated March 25, 2004 relating to the financial statements, which appears in this Form 18-K.

May 17, 2004

PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

By:	/s/ Wagener	By:	/s/ ppa. Dr. Ott

	Wagener		ppa. Dr. Ott
	Wirtschaftsprüfer		Wirtschaftsprüfer
	(German Public Auditor)		(German Public Auditor)